Exhibit 10.3

NUTRITION 21, INC.

To:

Number of shares subject to Option(s): 250,000
Nature of Option(s): incentive stock options to the extent permitted by law
Option Price: $0.41
Date of Grant: March 21, 2008
Expiration Date: March 20, 2013
Vesting: September 21, 2008 if then a consultant to the Company, or if terminated by the Company other than for cause

Dear Optionee:

I am pleased to advise you that the Company has granted you a stock option pursuant to the Company's 2005 Stock Plan (the “Plan”).

Please sign one copy of this letter and return it to the Company to signify your agreement.

1. Stock Option. Your option is to purchase the number of shares of our common stock set forth above (the "Option Shares") at the Option Price set forth above. Your option will expire at the close of business on the Expiration Date set forth above, subject to earlier termination as set forth below.

The reference above opposite "Nature of Option" indicates whether your option is an Incentive Stock Option or a Nonstatutory Option.

2. Additional Items. Your Option and the Option Shares received upon the exercise are also subject to the following provisions:

(a) Exercisability. If your consultancy to the Company shall terminate for any reason, your Option(s) shall thereafter be exercisable only to the extent that the Option is vested upon your termination. Such exercise must occur prior to the Expiration Date. In no event may you exercise any unvested portion of this option.

(b) Procedure for Exercise. You may exercise all or any portion of your option, to the extent it is valid and outstanding, at any time and from time to time prior to its termination, by delivering to the Company (i) written notice containing the information and representations appearing on the form attached as an Exhibit, and (ii) payment of the Option Price.

(c) Securities Laws Restrictions. You represent that when you exercise your option you will be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless otherwise covered by a Form S-8 or unless your offer, sale or other disposition thereof is otherwise registered under the Securities Act of 1933, as amended, (the "1933 Act") and state securities laws or, in the opinion of the Company's counsel, such offer, sales or other disposition is exempt from registration thereunder. You agree that you will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under state laws) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the 1933 Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Option Shares you purchase will bear such legends as the Company deems necessary or desirable in connection with the 1933 Act or other rules, regulations or laws. If you are a director, officer or principal shareholder, Section 16(b) of the Securities Exchange Act of 1934 further restricts your ability to sell or otherwise dispose of Option Shares.

3. Non-Transferability of Option. Your option is personal to you and is non-transferable by you other than by will or the laws of descent and distribution or as otherwise permitted by the Plan. During your lifetime only you can exercise your option except as otherwise permitted by the Plan. Upon your death, the person or persons to whom your rights pass by will or laws of descent and distribution will have the right to exercise your option.

4. Withholding Taxes.

(a) The Company shall have the right to withhold from your salary or other compensation any withholding taxes payable as a result of your receipt of Option Shares. The Company shall also have the right to require that you pay to it all such withholding taxes in cash as a condition precedent to the exercise of this Option.

(b)  If this is an Incentive Stock Option and you dispose of shares purchased as a result of exercise within two years of the date hereof, the Company shall have the right to withhold from your salary or other compensation any withholding of taxes payable as a result of such disposition. The Company shall also have the right to require that you pay to it all such withholding taxes in cash as a condition precedent to the exercise of this Option.

(c)  In the case of a disposition described in (b), you must give the Company written notice of such disposition within 30 days following the disposition, which notice shall include such information as the Company may reasonably request to effectuate the provisions hereof.

5. Conformity with Plan. Your option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Any inconsistencies between this letter and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this letter, you acknowledge your receipt of the Plan and agree to be bound by all the terms of the Plan. All definitions stated in the Plan apply to this letter. YOU SHOULD READ THE PLAN CAREFULLY.

6. Consultant. Nothing herein confers any right or obligation on you to continue as a consultant to the Company or any subsidiary or shall affect in any way your right or the right of the Company or any subsidiary, as the case may be, to terminate your consultancy at any time.

7. Entire Agreement; etc. This agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the stock option referred to in this letter. notices hereunder to the Company shall be sent to the following address: Nutrition 21, Inc., 4 Manhattanville Road, Purchase, NY 10577, USA, Attention: Vice President Legal; and any notice hereunder to the Grantee shall be sent to Grantee at Grantee’s residence or work location. The agreements contained in this letter shall be binding upon and inure to the benefit of the Company and its successors and assigns.

Please sign the extra copy of this letter in the space below and return it to the Company to confirm your understanding and acceptance of the agreements contained in this letter.

Very truly yours,

NUTRITION 21, INC.

By____________________________

Title:________________________
CONFIRMED:

_____________________

EXHIBIT

Nutrition 21, INC.

Gentlemen:

I hereby exercise the following portion of stock options that have heretofore been granted to me as follows:

Date of grant ____________________________________

Exercise price per share _________________________

Number of options granted ________________________

Number of options held ___________________________

Number of options being exercised hereby _________

In connection with this exercise, I enclose my check in the amount of $___ in payment of the exercise price and all taxes which are required to be withheld in connection with my exercise.

I hereby acknowledge that I have read and have been afforded an opportunity to ask questions of management regarding the company and all financial and other material provided to me and have received answers to such questions satisfactory to me.

I hereby agree to execute whatever other documents are necessary in order to comply with the Plan and any applicable legal requirements in connection with the issuance of the stock to me pursuant to the Plan.

If these are incentive stock options and I dispose of any shares purchased hereby within one year from the date hereof or within two years from the date the Company granted me the options exercised hereby, I understand that I must give the Company written notice of such disposition, which notice shall include such information as the Company may reasonably request to effectuate the provisions hereof.

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Optionee (Signature)    Social Security Number

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Date        Address